As filed with the Securities and Exchange Commission on April 12, 2004

Registration No. 333-104804

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

To

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4459170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Address of Principal Executive Offices)

Agreement between

Chicago Mercantile Exchange Holdings Inc. and

James J. McNulty

(Full Title of Plan)

Kathleen M. Cronin, Esq.

Managing Director, General Counsel and Corporate Secretary

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Class A Common Stock, par value $.01 per share (including rights to acquire Series A Junior Participating Preferred Stock pursuant to our rights plan)	100,000	$110.46	$11,046,000	$1,400

(1)	Represents shares of our Class A common stock issuable upon exercise of a portion of the Class B portion of the option Mr. McNulty received under his employment agreement, together with an indeterminate number of shares of our Class A common stock that may become issuable under Mr. McNulty’s employment agreement as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of our Class A common stock. In accordance with Rule 416 under the Securities Act of 1933, as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of our Class A common stock on April 8, 2004, as reported on the New York Stock Exchange.

Explanatory Note

This Post-Effective Amendment No. 2 (“Amendment No. 2”) to the Registration Statement on Form S-8 (Registration No. 333-104804) (the “Original Registration Statement”), as amended by Post-Effective Amendment No. 1 (“Amendment No. 1), of Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the “Company”), is being filed by the Company to register an additional 100,000 shares of the Company’s Class A common stock, par value $.01 per share, issuable pursuant to the exercise of a portion of the Class B portion of the option granted to the Company’s former Chief Executive Officer under his employment agreement.

Incorporation of Prior Registration Statement by Reference

The Company hereby incorporates by reference into this Amendment No. 2 the contents of the Original Registration Statement and Amendment No. 1.

Part II

Information Required in the Registration Statement

Item 8. Exhibits

Exhibit Number		Description

5.1		Opinion of Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Kathleen M. Cronin (included in Exhibit 5.1).

24.1	*	Power of Attorney.

*	The Power of Attorney for Craig S. Donohue is included on the signature page of this Amendment No. 2. All other Powers of Attorney were previously filed in the Original Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Original Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 12, 2004.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/S/ KATHLEEN M. CRONIN

Kathleen M. Cronin Managing Director, General Counsel and Corporate Secretary

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that Craig S. Donohue whose signature appears below constitutes and appoints Phupinder S. Gill, David G. Gomach and Kathleen M. Cronin, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Original Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/S/ CRAIG S. DONOHUE Craig S. Donohue	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Original Registration Statement has been signed by the following persons in the capacities indicated below on April 12, 2004.

Signature	Title

/S/ CRAIG S. DONOHUE Craig S. Donohue	Chief Executive Officer and Director

* Terrence A. Duffy	Chairman of the Board and Director

* David G. Gomach	Managing Director and Chief Financial Officer

* Nancy W. Goble	Managing Director and Chief Accounting Officer

* Timothy R. Brennan	Director

* Martin J. Gepsman	Director

* Daniel R. Glickman	Director

* Scott Gordon	Director

* Bruce F. Johnson	Director

* Gary M. Katler	Director

* Patrick B. Lynch	Director

* Leo Melamed	Director

* William P. Miller II	Director

* John D. Newhouse	Director

* James E. Oliff	Director

* William G. Salatich	Director

* John F. Sandner	Director

* Terry L. Savage	Director

* Myron S. Scholes	Director

* William R. Shepard	Director

* Howard J. Siegel	Director

* David J. Wescott	Director

* By:	/s/ KATHLEEN M. CRONIN

Kathleen M. Cronin, as attorney-in-fact

Index to Exhibits

Exhibit Number		Description

5.1		Opinion of Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Kathleen M. Cronin (included in Exhibit 5.1).

24.1	*	Power of Attorney.

*	The Power of Attorney for Craig S. Donohue is included on the signature page of this Amendment No. 2. All other Powers of Attorney were previously filed in the Original Registration Statement.